BY-LAWS
                                       OF
                             VALLEY NATIONAL BANCORP

                                    ARTICLE I
                              SHAREHOLDERS MEETINGS

      1. Annual Meeting. The annual meeting of shareholders for the election of directors and such other business as may properly come before the meeting shall be held upon not less than 10 nor more than 60 days written notice of the date, time, place and purposes of the meeting. The annual meeting shall be held at 3:00 p.m. on the fourth Tuesday of March each year at the principal place of business of the Corporation, 505 Allwood Road, Clifton, New Jersey, or at such other time and place as shall be fixed by the Board of Directors.

      2. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or upon 90 days advance written notice to the Board of Directors by any shareholder of any outstanding class of stock of the Corporation entitled to vote for the election of directors.

      3. Special Meetings. A special meeting of shareholders may be called for any purpose by the Chairman, Chief Executive Officer, the President or a majority of the Board of Directors. A special meeting shall be held upon not less than 10 nor more than 60 days written notice of the time, place and purpose of the meeting.


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      4. Quorum. The holders of a majority of the outstanding common stock represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The majority of the shareholders at a meeting, though less than a quorum, may adjourn any meeting. The corporation shall not be required to give notice of an adjourned meeting if the time and place of the meeting are announced at the meeting from which an adjournment is taken and the business transacted at the adjourned meeting is limited to that which might have been transacted at the original meeting.

      5. Shareholder Action. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by the New Jersey Business Corporation Act, by the certificate of incorporation or by these By -Laws.

      6. Record Date. The Board of Directors shall fix a record date for each meeting of shareholders and for other corporate action for purposes of determining the shareholders of the corporation who are entitled to: (i) notice of or to vote at any meeting of shareholders; (ii) give a written consent to any action without a meeting; or (iii) receive payment of any dividend, distribution, or allotment of any right. The record date may not be more than 60 days nor less than 10 days prior to the shareholders meeting, or other corporate action or event to which it relates.


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      7. Inspectors of Election. In advance of any shareholders' meeting, the
Board of Directors may appoint one or more inspectors of election whose duty it shall be to determine the shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies. The inspectors shall receive and tabulate all votes, except voice votes, determine the results of all such votes, including the election of directors, and do such acts as are proper to conduct the election or vote, including hearing and determining all challenges and questions arising in connection with the right to vote. After any meeting, the inspectors shall file with the Secretary of the meeting a certificate under their hands, certifying the result oil any vote or election, and in the case of an election, the names of the directors elected.

      8. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing.

                                   ARTICLE II
                                    DIRECTORS

      1. Board of Directors. The Board of Directors (the "Board"), shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by these By-Laws, all powers of the Corporation shall be vested in and may be exercised by the Board.

      2. Number and Term of Office. The number of directors shall be not less than five and not more than 25. The exact number shall be


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determined by the Board. Directors shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. The Board shall have the right to increase the number of directors between annual meetings and to fill vacancies so created and other vacancies occurring for any reason.

      3. Directors Emeritus and Honorary Directors. The Board may grant the title of Director Emeritus or Honorary Director to such former directors or other worthy individuals as it determines who will receive any fees, entitlements, duties and powers as may be conferred by the Board in its discretion.

      4. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purpose of electing officers and conducting any other business as may come before the meeting. The Board shall hold a regular meeting on the second Tuesday of each month and, by resolution, may provide for different or additional regular meetings. All regular meetings shall be held in the Main Office of Valley National Bank, 615 Main Avenue, Passaic, New Jersey, unless otherwise provided by the Board. All regular meetings may be held without notice to any director, except that a director not present at the time of the adoption of a resolution setting forth different or additional regular meeting dates shall be entitled to notice of those meetings.


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      5. Special Meetings. A special meeting of the Board may be called for any purpose at any time by the Chairman, Chief Executive Officer, the President or by a majority of the directors. The meeting shall be held upon not less than one days' notice if given by telegraph or orally (either by telephone or in person), or upon not less than three days notice if given by depositing the notice in the United States mails, postage prepaid. The notice shall specify the time and place of the meeting.

      6. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to the action, each member of the Board shall consent in writing to the action. The written consent or consents shall be filed in the minute book.

      7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by the New Jersey Business Corporation Act. However, a smaller number may adjourn any meeting and the meeting may be held, as adjourned, without further notice. The act of the majority present at a meeting at which a quorum is present shall be the act of the Board, unless otherwise provided by the New jersey Business Corporation Act, the certificate of incorporation or these By-Laws.

      8. Vacancies in Board of Directors. Any vacancy in the Board, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors.


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      9. Telephone Participation in Board Meetings. One or more directors may participate in a meeting of the Board, or of any committee thereof, by means of a speaker or conference telephone or similar communications equipment which permits all person participating in the meeting to hear each other. Any director who is unable to attend any meeting of the Board or any committee thereof shall have the right, upon prior written request, to participate in the meeting by such telephone hook-up if the means are reasonably available at the place where the meeting is to be held.

                                   ARTICLE III
                             COMMITTEES OF THE BOARD

      1. Executive Committee. The Board, by the vote of a majority of the entire Board, annually shall appoint an Executive Committee composed of at least five directors, among whom shall be the Chairman and the Chief Executive Officer of the Corporation. At least three members or a majority of the Committee shall not be employees of the Corporation or any of its subsidiaries. The Executive Committee shall have and may exercise all of the power of the Board except as otherwise provided in the New Jersey Business Corporation Act. As provided, in the New Jersey Business Corporation Act, the Executive Committee shall not (i) make, alter or repeal any of these By-Laws; (ii) elect or appoint any director, or remove any officer or director; (iii) submit to shareholders any action that requires shareholders' approval; and (iv) amend or repeal any


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resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted to the next regular or special meeting of the Board at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board. A majority of the directors on the Executive Committee shall constitute a quorum for the transaction of business. The Chairman shall serve as chairman of the Executive Committee.

      2. Nominating Committee. The Board, by the vote of a majority of the entire Board, annually shall appoint a Nominating Committee composed of at least five directors, one of the of whom shall be the Chief Executive Officer of the Corporation, and the balance of whose members shall not be employees of the Corporation or any of its subsidiaries. The Nominating Committee shall identify and select candidates for nomination to the Board and recommend those selected to the entire Board for its approval.

      3. Audit and Examining Committee. The Board, by the vote of a majority of the entire Board, annually shall appoint an Audit and Examining Committee composed of not less than three directors who shall not be active officers or employees of the Corporation. This Committee shall review significant audit and accounting principles, policies and practices, meet with the internal auditors of Valley National Bank (the "Bank"), review the report of the annual directors' examination of the Bank


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conducted by the outside auditors and review examination reports and other reports of federal regulatory agencies.

      4. Compensation Committee. The Board, by the vote of a majority of the entire Board, annually shall appoint a Compensation Committee Composed of at least five directors, none of whom shall be an officer of the Corporation. The Compensation Committee shall approve the salaries of Senior Officers of the Corporation and the Corporation's Profit Sharing, Pension, Long Term Stock Incentive and other compensation plans.

      5. Other Committees. The Board may appoint, from time to time, from its own members, ad hoc and other committees of one or more directors, for such purposes and with such powers as the Board may determine.

                                   ARTICLE IV
                                WAIVERS OF NOTICE

      Any notice required by these By-Laws, by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.


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                                    ARTICLE V
                                    OFFICERS

      1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a Chief Executive Officer, a Chairman of the Board, a Vice Chairman, a President, a Vice President, a Treasurer, a Secretary, and such other officers as it shall deem necessary. One person may hold two or more offices.

      2. Chief Executive Officer. The Board of Directors shall appoint one of its members to be Chief Executive Officer of the Corporation to serve at the pleasure of the Board. The Chief Executive Officer may also hold another office or offices in the Corporation. He shall have general authority over all the business and affairs of the Corporation.

      3. Chairman of the Board. The Board shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board and of the shareholders, and shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board or by the Chief Executive Officer. In the Chairman's absence, the Board will designate one of the senior officers who are members of the Board to serve as Chairman.

      4. Vice Chairman. The Board of Directors shall appoint one or more of its members to be Vice Chairman to serve at the pleasure of the Board. Such person shall have such power and duties as may be


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assigned by these By-Laws, by the Board of Directors or by the Chief Executive
Officer.

      5. President. The Board shall appoint one of its members to be President of the Corporation. The President shall have and may exercise any and all powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board or the Chief Executive Officer.

      6. Vice President. The Board may appoint one or more Executive Vice Presidents, one or more Senior Vice Presidents, and one or more Vice Presidents. Each Vice President shall perform the duties and have the authority as from time to time may be delegated to him by the Chief Executive Officer, by the Board of Directors, or by these By-Laws.

      7. Secretary. The Board shall appoint a Secretary who shall be Secretary for meetings of the Board and of the Corporation, and shall keep accurate minutes of those meetings. The Secretary shall attend to the giving of all notices required by these By-Laws and shall be custodian of the corporate seal, records, documents and papers of the Corporation. The Secretary also shall have and may exercise any and all other powers and duties pertaining by law or practice to the office of Secretary, and shall also perform such other duties as may be assigned from time to time by the Board.


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      8. Treasurer. The Board shall appoint a Treasurer who shall have custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of the account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the President or the Board.

      9. Other Officers. The Board may appoint ore or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as from time to time may appear to the Board to be required or desirable o transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Board, the Chief Executive Officer, or the President.

      10. Tenure of Office. The Chairman, the Chief Executive Officer, any Vice Chairman, the President, the Secretary, the Treasurer and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the office of Chief Executive Officer, Chairman, Vice Chairman, President, Secretary or Treasurer shall be filled promptly by the Board.

                                   ARTICLE VI


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                          STOCK AND STOCK CERTIFICATES

      1. Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

      2. Share Certificates. The shares of the corporation shall be represented by certificates signed by or in the name of the Corporation, by the Chief Executive Officer, or the President or a Vice President, and by the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation. Any signature and the seal may be reproduced by facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                                   ARTICLE VII
                AMENDMENTS TO AND EFFECT OF BY-LAWS; FISCAL YEAR

      1. Force and Effect of By-Laws. These By-Laws are subject to the provisions of the New Jersey Business Act and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision of the Act or


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the certificate of incorporation, the provisions of the Act or the certificate of incorporation shall govern.

      2. Amendments to By-Laws. These By-Laws may be altered, amended, or repealed by the shareholders or by the Board. Any By-Law adopted, amended, or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Law expressly reserves to the shareholders the right to amend or repeal it.

      3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January each year.

      4. Records. The certificate of incorporation, the By-Laws and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of the meeting.

      5. Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the principal place of business of the Corporation, and for a proper purpose shall be open for inspection to any shareholder during business hours.


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                                   ARTICLE VII
                                 CORPORATE SEAL

      The Chairman, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                 ( Impression )
                                 (     of     )
                                 (    Seal    )


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                                                                   April 9. 1991

Minutes of board of Directors Meeting (#2 of1991)
     Valley National Bancorp

In order to provide sufficient time for the compilation, preparation and mailing to the members, of the high volume of monthly Board reports, management recommended that commencing July the day of regular Board Meetings be changed from the second Tuesday of each month to the third Tuesday of each month; and that Executive Committee Meetings be held on the second and fourth Tuesdays of each month. On motion made by Mr. Southway, seconded by Mr. McEntee, the members unanimously approved the recommendation, and the following Resolution:

      RESOLVED that Section 4 of Article II of the By-Laws of Valley NationalBancorp be amended to reflect the following change:

      .......The Board shall hold a regular meeting on the third Tuesday of each month and, by resolution, may provide for different or additional regular meetings ........


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